Exhibit 99.1

Masimo Reports Fourth Quarter and Full Year 2018 Financial Results
Fourth Quarter 2018 Highlights (compared to Fourth Quarter 2017):

■	Total revenue, including royalty and other revenue, was $223.1 million;
■	Product revenue increased 12.8% to $221.4 million, or 13.5% on a constant currency basis;
■	Shipments of noninvasive technology boards and monitors increased 11.5% to 60,300;
■	GAAP net income per diluted share of $0.83; and
■	Non-GAAP net income per diluted share increased 53.7% to $0.83.

Full Year 2018 Highlights (compared to Full Year 2017):

■	Total revenue, including royalty and other revenue, was $858.3 million;
■	Product revenue increased 12.4% to $829.9 million, or 11.9% on a constant currency basis;
■	Shipments of noninvasive technology boards and monitors increased 14.1% to 231,700;
■	GAAP net income per diluted share of $3.45; and
■	Non-GAAP net income per diluted share increased 31.7% to $3.03.
Irvine, California, February 26, 2019 - Masimo (Nasdaq: MASI) today announced its financial results for the fourth quarter and full year ended December 29, 2018.
Fourth Quarter 2018 Results (compared to Fourth Quarter 2017):
Total revenue, including royalty and other revenue was $223.1 million. Product revenues increased 12.8% to $221.4 million, or 13.5% on a constant currency basis. The company shipped approximately 60,300 noninvasive technology boards and monitors.
GAAP operating margin was 24.2%. Non-GAAP operating margin increased 260 basis points to 24.3%, compared to 21.7%. Excluding the impact of royalty and other revenue, non-GAAP product operating margin increased 640 basis points to 23.8%, compared to 17.4% in the prior year period.
GAAP net income per diluted share was $0.83. Non-GAAP net income per diluted share increased 53.7% to $0.83, compared to $0.54 in the prior year period. Excluding the impact of royalty and other revenue, non-GAAP product net income per diluted share increased 97.6% to $0.81, compared to $0.41 in the prior year period.
Full Year 2018 Results (compared to Full Year 2017):
Total revenue, including royalty and other revenue was $858.3 million. Product revenue increased 12.4% to $829.9 million, or 11.9% on a constant currency basis. The Company shipped approximately 231,700 noninvasive technology boards and monitors.
GAAP operating margin was 24.2%. Non-GAAP operating margin increased 100 basis points to 24.5%, compared to 23.5% in the prior year period. Excluding the impact of royalty and other revenue, non-GAAP product operating margin increased 340 basis points to 22.0%, compared to 18.6% in the prior year period.
GAAP net income per diluted share was $3.45. Non-GAAP net income per diluted share increased 31.7% to $3.03, compared to $2.30 in the prior year period. Excluding the impact of royalty and other revenue, non-GAAP product net income per diluted share increased 53.2% to $2.65, compared to $1.73 in the prior year period.
Total cash and cash equivalents increased $237.2 million during the year to $552.5 million as of December 29, 2018.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “2018 was a dynamic year for Masimo as we are seeing strong momentum in our business. Our global organization executed on our strategy to deliver above-market growth and drive operational efficiencies throughout the business. We are extremely happy to report fourth quarter and full year results that exceeded expectations.

Due to the strong finish in 2018, we are now increasing our 2019 product revenue guidance to $912 million and our 2019 non-GAAP earnings per diluted share guidance to $3.08.”
2019 Financial Guidance
The Company provided the following estimates for its full year 2019 guidance:

(in millions, except percentages and earnings per share)	2019 Updated Guidance(1)
	GAAP	Non-GAAP
Total revenue, including royalty and other revenue	$912	$912
Product revenue	$912	$912
Percentage growth - as reported	9.9%	N/A
Percentage growth - constant currency	N/A	10.7%
Royalty and other revenue	$—	$—
Product gross margin	N/A	66.8%
Product operating margin(2)	N/A	24.0%
Product diluted earnings per share(3)	N/A	$3.08
EBITDA	26.4%	30.4%
Estimated tax rate	19.8%	23.2%
______________

(1)	Updated guidance provided February 26, 2019.

(2)	Product operating margin excludes the impact of royalty and other revenue and associated costs.

(3)	Total diluted earnings per share excludes the impact of royalty and other revenue and associated costs.

•	Total revenue, including other revenue, of $912 million;

•	Product revenue of $912 million, which reflects growth of 9.9% and constant currency growth of 10.7%;

•	Non-GAAP product operating margin of 24.0%, increasing 200 basis points over prior year period;

•	Non-GAAP product earnings per diluted share of $3.08, increasing 16.2% over the prior year period; and

•	Included in our full year revenue guidance is approximately $7.0 million of year-over-year currency headwinds.

Impact of Adoption of New Revenue Accounting Standard:
During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). The Company’s adoption of ASU 2014-09 generally resulted in (a) the acceleration of when the Company recognizes certain revenue, and (b) the deferral of certain incremental costs associated with obtaining a customer contract. In accordance with the full retrospective method of adoption for ASU 2014-09, the Company has adjusted certain amounts previously reported in its condensed consolidated financial statements to comply with the new standard, as indicated by the notation, “As Adjusted”. For additional information with respect to the impact of the adoption of this new accounting standard and reconciliations to the prior reported amounts, please reference Note 2 to our consolidated financial statements that will be included in Part IV, Item 15(a)(1) and 15(a)(2), respectively, of our Annual Report on Form 10-K for the fiscal period ended December 29, 2018 that will be filed with the Securities and Exchange Commission on or about February 26, 2019.

Impact of Adoption of New Lease Accounting Standard:
In February 2016, the Financial Accounting Standards Board issued a new standard for leases, Accounting Standards Codification (ASC) Topic 842, Leases (ASC 842). This standard will become effective for the Company on December 30, 2018. The Company is continuing to evaluate the expected impact of ASC 842 on its consolidated financial statements, but anticipates that, among other things, the required recognition by a lessee of a lease liability and related right-of-use asset for operating leases will increase both the assets and liabilities recognized and reported on its balance sheet as of the adoption date. In addition, ASC 842 will also change the classification of certain leases for which the Company is the lessor, resulting in the acceleration of revenue under certain contracts, as well as the immediate expensing of certain costs that are currently deferred and expensed over the life of the lease. The Company is continuing to evaluate the available practical expedients and its adoption method for this new standard.

Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP diluted earnings per share, (iv) non-GAAP gross profit/margin, (v) non-GAAP operating income/margin, (vi) non-GAAP product net income, (vii) non-GAAP product diluted earnings per share, (viii) non-GAAP product gross profit/margin, (ix) non-GAAP product operating income/margin and (x) adjusted EBITDA. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes non-GAAP product revenue growth %, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Acquisition-related costs, including depreciation and amortization.
Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds . We believe that exclusion of these gains and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations.
From time to time, we record tax benefits relating to the derecognition of uncertain tax positions due to the expiration of the statutes of limitations. We believe that exclusion of the tax benefit resulting from the expiration of certain statutes of limitations related to non-recurring transactions is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that this tax item is unrelated to our core business and non-recurring in nature.
Fourth Quarter and Full Year 2018 Actuals versus Fourth Quarter 2017 and Full Year Actuals:

RECONCILIATION OF GAAP TO CONSTANT CURRENCY PRODUCT REVENUE:
	Three Months Ended
(in thousands, except percentages)	December 29, 2018	December 30, 2017 As Adjusted
GAAP product revenue	$221,413	$196,353
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	1,360	N/A
Total non-GAAP product revenue adjustments	1,360	N/A
Constant currency product revenue	$222,773	$196,353
Product revenue growth %:
GAAP	12.8%
Constant currency	13.5%

	RECONCILIATION OF GAAP TO CONSTANT CURRENCY PRODUCT REVENUE:
	Twelve Months Ended
(in thousands, except percentages)	December 29, 2018	December 30, 2017 As Adjusted
GAAP product revenue	$829,874	$738,242
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(4,015)	N/A
Total non-GAAP product revenue adjustments	(4,015)	N/A
Constant currency product revenue	$825,859	$738,242
Product revenue growth %:
GAAP	12.4%
Constant currency	11.9%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:

	Three Months Ended
	December 29, 2018		December 30, 2017 As Adjusted
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$46,934	$0.83	$(7,735)	$(0.15)
Non-GAAP adjustments:
Acquisition-related depreciation and amortization	360	0.01	390	0.01
Litigation damages, awards and settlements	(75)	—	—	—
Realized and unrealized foreign currency gains and losses	1,263	0.02	31	—
Tax impact of pre-tax non-GAAP adjustments above	(662)	(0.01)	(82)	—
Excess tax benefits from stock-based compensation	(294)	(0.01)	(4,148)	(0.07)
2017 U.S. Tax Reform	(878)	(0.01)	41,392	0.74
Total non-GAAP adjustments	(286)	—	37,583	0.68
GAAP anti-dilutive effect given the net loss (basic and diluted EPS are the same in the period)	—	—	—	0.01
Non-GAAP net income	$46,648	$0.83	$29,848	$0.54
Weighted average shares outstanding - basic		53,043		51,656
Weighted average shares outstanding - diluted		56,449		55,595

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:

	Twelve Months Ended
	December 29, 2018		December 30, 2017 As Adjusted
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$193,543	$3.45	$124,789	$2.23
Non-GAAP adjustments:
Acquisition-related depreciation and amortization	1,442	0.02	1,597	0.03
Litigation damages, awards and settlements	425	0.01	—	—
Realized and unrealized foreign currency gains and losses	2,027	0.03	270	0.01
Tax impact of pre-tax non-GAAP adjustments above	(796)	(0.01)	(456)	(0.01)
Excess tax benefits from stock-based compensation	(22,036)	(0.39)	(39,241)	(0.70)
Tax impact of expiration of certain statutes of limitations related to unique and non-recurring tax positions	(4,169)	(0.07)	—	—
2017 U.S. Tax Reform	(878)	(0.01)	41,392	0.74
Total non-GAAP adjustments	(23,985)	(0.42)	3,562	0.07
Non-GAAP net income	$169,558	$3.03	$128,351	$2.30
Weighted average shares outstanding - diluted		56,039		55,874

RECONCILIATION OF GAAP NET INCOME AND NET INCOME PER DILUTED SHARE TO NON-GAAP PRODUCT NET INCOME AND PRODUCT NET INCOME PER DILUTED SHARE:

	Three Months Ended
	December 29, 2018		December 30, 2017 As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
Product net income(1)	$45,547	$0.81	$(13,379)	$(0.25)
Royalty and NRE net income(2)	1,387	0.02	5,644	0.10
GAAP net income	$46,934	$0.83	$(7,735)	$(0.15)

Non-GAAP adjustments to product net income:
Acquisition-related depreciation and amortization	360	0.01	390	0.01
Litigation damages, awards and settlements	(75)	—	—	—
Realized and unrealized foreign currency gains and losses	1,263	0.02	31	—
Tax impact of pre-tax non-GAAP adjustments above	(662)	(0.01)	(82)	—
Excess tax benefits from stock-based compensation	(294)	(0.01)	(4,148)	(0.07)
Tax impact of expiration of certain statutes of limitations related to unique and non-recurring tax positions	—	—	—	—
2017 U.S. Tax Reform(3)	(675)	(0.01)	39,815	0.71
Total non-GAAP adjustments to product net income	(83)	—	36,006	0.65
GAAP anti-dilutive effect given the net loss (basic and diluted EPS are the same in the period)	—	—	—	0.01
Non-GAAP product net income	$45,464	$0.81	$22,627	$0.41
Weighted average shares outstanding - basic		53,043		51,656
Weighted average shares outstanding - diluted		56,449		55,595

RECONCILIATION OF GAAP NET INCOME AND NET INCOME PER DILUTED SHARE TO NON-GAAP PRODUCT NET INCOME AND PRODUCT NET INCOME PER DILUTED SHARE:

	Twelve Months Ended
	December 29, 2018		December 30, 2017 As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
Product net income(1)	$172,166	$3.07	$94,538	$1.69
Royalty and NRE net income(2)	21,377	0.38	30,251	0.54
GAAP net income	$193,543	$3.45	$124,789	$2.23

Non-GAAP adjustments to product net income:
Acquisition-related depreciation and amortization	1,442	0.02	1,597	0.03
Litigation damages, awards and settlements	425	0.01	—	—
Realized and unrealized foreign currency gains and losses	2,027	0.03	270	0.01
Tax impact of pre-tax non-GAAP adjustments above	(796)	(0.01)	(456)	(0.01)
Excess tax benefits from stock-based compensation	(22,036)	(0.39)	(39,241)	(0.70)
Tax impact of expiration of certain statutes of limitations related to unique and non-recurring tax positions	(4,169)	(0.07)	—	—
2017 U.S. Tax Reform(3)	(675)	(0.01)	39,815	0.71
Total non-GAAP adjustments to product net income	(23,782)	(0.42)	1,985	0.04
Anti-dilutive effect given the net loss (basic and diluted EPS are the same) in the period	—	—	—	—
Non-GAAP product net income	$148,384	$2.65	$96,523	$1.73
Weighted average shares outstanding - diluted		56,039		55,874
________________

(1)	Product net income = total net income less amounts related to royalty and other revenue net of associated costs and income taxes.

(2)	Royalty and NRE net income = royalty and other revenue less associated costs and income taxes.

(3)	Excludes 2017 U.S. Tax Reform charges related to royalty and other revenue net of associated costs.

RECONCILIATION OF GAAP OPERATING INCOME/MARGIN % TO NON-GAAP PRODUCT OPERATING INCOME/MARGIN % AND TOTAL OPERATING INCOME/MARGIN %:

	Three Months Ended
	December 29, 2018		December 30, 2017 As Adjusted
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
Product operating income/margin(1)	$52,370	23.7%	$33,804	17.2%
Royalty and NRE gross profit/margin	1,536	89.4	10,922	94.3
GAAP total operating income/margin	53,906	24.2	44,726	21.5
Non-GAAP adjustments to product operating income/margin:
Acquisition related depreciation and amortization	360	0.1	390	0.2
Litigation damages, awards and settlements	(75)	—	—	—
Total non-GAAP adjustments to product operating income/margin	285	0.1	390	0.2
Non-GAAP product operating income/margin(1)	52,655	23.8	34,194	17.4
Royalty and other operating income/margin	1,536	89.4	10,922	94.3
Non-GAAP total operating income/margin	$54,191	24.3%	$45,116	21.7%

RECONCILIATION OF GAAP OPERATING INCOME/MARGIN % TO NON-GAAP PRODUCT OPERATING INCOME/MARGIN % AND TOTAL OPERATING INCOME/MARGIN %:

	Twelve Months Ended
	December 29, 2018		December 30, 2017 As Adjusted
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
Product operating income/margin(1)	$180,339	21.7%	$135,402	18.4%
Royalty and NRE gross profit/margin	27,705	97.5	48,385	93.0
GAAP total operating income/margin	208,044	24.2	183,787	23.3
Non-GAAP adjustments to product operating income/margin:
Acquisition-related depreciation and amortization	1,442	0.3	1,597	0.2
Litigation damages, awards and settlements	425	—	—	—
Total non-GAAP adjustments to product operating income/margin	1,867	0.3	1,597	0.2
Non-GAAP product operating income/margin(1)	182,206	22.0	136,999	18.6
Royalty and other operating income/margin	27,705	97.5	48,385	93.0
Non-GAAP total operating income/margin	$209,911	24.5%	$185,384	23.5%
______________

(1)	Product operating income/margin = total operating income/margin less amounts related to royalty and other revenue net of associated costs.

Full Year 2018 Actuals versus Full Year 2019 Guidance:

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %:
	Full Year 2019 Guidance	Full Year 2018 Actuals
GAAP product revenue	$912,000	$829,874
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	7,000	—
Total non-GAAP constant currency adjustments	7,000	—
	$919,000	$829,874
Product revenue growth %:
GAAP	9.9%
Non-GAAP (constant currency)	10.7%

RECONCILIATION OF GAAP NET INCOME AND NET INCOME PER DILUTED SHARE TO NON-GAAP PRODUCT NET INCOME AND PRODUCT NET INCOME PER DILUTED SHARE:

	Full Year 2019 Guidance(1)		Full Year 2018 Actuals
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
Product net income(2)	$184,126	$3.19	$172,166	$3.07
Royalty and NRE net income(3)	—	—	21,377	0.38
GAAP net income	$184,126	$3.19	$193,543	$3.45
Non-GAAP product net income adjustments:
Acquisition-related depreciation and amortization	1,426	0.03	1,442	0.02
Litigation damages, awards and settlements	—	—	425	0.01
Realized and unrealized foreign currency gains and losses	—	—	2,027	0.03
Tax impact of pre-tax non-GAAP adjustments above	(236)	—	(796)	(0.01)
Excess tax benefits from stock-based compensation	(8,000)	(0.14)	(22,036)	(0.39)
Expiration of certain statutes of limitations related to unique and non-recurring tax positions	—	—	(4,169)	(0.07)
Tax impact of U.S. tax reform(4)	—	—	(675)	(0.01)
Total non-GAAP adjustments	(6,810)	(0.11)	(23,782)	(0.42)
Non-GAAP product net income	$177,316	$3.08	$148,384	$2.65
Weighted average shares outstanding - diluted		57,700		56,039
________________

(1)	Estimated effective tax rate of 19.8% applied to GAAP earnings and 23.2% applied to non-GAAP earnings.

(2)	Product net income = total net income less amounts related to royalty and other revenue net of associated costs and income taxes.

(3)	Royalty and NRE net income = royalty and other revenue less associated costs and income taxes.

(4)	Excludes 2017 U.S. Tax Reform charges related to royalty and other revenue net of associated costs.

RECONCILIATION OF GAAP GROSS PROFIT/MARGIN AND GAAP OPERATING INCOME/MARGIN TO NON-GAAP PRODUCT GROSS PROFIT/MARGIN AND NON-GAAP OPERATING PRODUCT INCOME/MARGIN %:

	Full Year 2019 Guidance		Full Year 2018 Actuals
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
Product gross profit/margin(1)	$608,758	66.7%	$547,187	65.9%
Royalty and NRE gross profit/margin(2)	—	—	27,705	97.5
GAAP product gross profit/margin	$608,758	66.7%	$574,892	67.0%
Non-GAAP product gross profit/margin adjustments:
Acquisition-related depreciation and amortization	458	0.1	458	0.1
Total non-GAAP adjustments	458	0.1	458	0.1
Non-GAAP product gross profit/margin	$609,216	66.8%	$575,350	67.1%

Product operating income/margin(3)	$217,454	23.8%	$180,339	21.7%
Royalty and other NRE gross profit/margin(2)	—	—	27,705	97.5
GAAP operating income/margin	$217,454	23.8%	$208,044	24.2%
Non-GAAP product operating income/margin adjustments:
Acquisition-related depreciation and amortization	1,426	0.2	1,867	0.3
Total non-GAAP adjustments	1,426	0.2	1,867	0.3
Non-GAAP product operating income/margin	$218,880	24.0%	$182,206	22.0%
________________

(1)	Product gross profit/margin = total gross profit/margin less amounts related to royalty and other revenue net of associated COGS.

(2)	Royalty and NRE gross profit/margin = royalty and other revenue less associated COGS.

(3)	Product operating income/margin = total net income less amounts related to royalty and other revenue net of associated costs.

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA

	Full Year 2019 Guidance		Full Year 2018 Actuals
(in thousands, except earnings per share)	$	% of Revenue	$	% of Revenue
GAAP net income	$184,126	20.2%	$193,543	22.5%
Other (income)/expense(1)	(12,000)	(1.3)	(5,732)	(0.7)
Provision for income taxes	45,329	5.0	20,233	2.4
Depreciation and amortization	22,857	2.5	21,127	2.5
EBITDA	240,312	26.4	229,171	26.7
Add: Litigation damages, awards and settlements	—	—	425	—
Add: Non-cash stock-based compensation expense	37,326	4.0	27,416	3.2
Adjusted EBITDA	$277,638	30.4%	$257,012	29.9%
______________

(1)	Other (income)/expense consists primarily of interest (income)/expense and net foreign currency (gains)/losses.

RECONCILATION OF FREE CASH FLOW TO ADJUSTED FREE CASH FLOW:
	Three Months Ended
(in thousands, except percentages)	December 29, 2018	December 30, 2017 As Adjusted
GAAP total revenue	$223,132	$207,939

Net cash provided by operating activities	63,222	48,681
Purchases of property and equipment, net	(4,827)	(5,854)
Free cash flow	58,395	42,827
Tax payments related to litigation awards and damages	—	3,050
Adjusted free cash flow	$58,395	$45,877

% of total revenue	26.2%	22.1%

	Twelve Months Ended
(in thousands, except percentages)	December 29, 2018	December 30, 2017 As Adjusted
GAAP total revenue	$858,289	$790,248

Net cash provided by operating activities	239,527	56,062
Purchases of property and equipment, net	(17,126)	(43,684)
Free cash flow	222,401	12,378
Tax payments related to litigation awards and damages	—	74,201
Adjusted free cash flow	$222,401	$86,579

% of total revenue	25.9%	11.0%
Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 6889465. After the live webcast, the call will be available on Masimo’s website through March 27, 2019. In addition, a telephonic replay of the call will be available through March 6, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 6889465.
About Masimo
Masimo (Nasdaq: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat® fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.

Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2019 total, product, royalty and other revenues, gross profit/margin, earnings per diluted share, product earnings per diluted share, operating margin, product operating income/margin, net income, product net income, EBITDA, adjusted EBITDA , free cash flow, and estimated tax rate, and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	December 29, 2018	December 30, 2017 As Adjusted
ASSETS
Current assets
Cash and cash equivalents	$552,490	$315,302
Accounts receivable, net of allowance for doubtful accounts	109,629	118,532
Inventories	93,751	92,259
Other current assets	29,227	33,602
Total current assets	785,097	559,695
Deferred costs and other contract assets	127,086	109,256
Property and equipment, net	165,972	164,096
Intangible assets, net	27,924	27,123
Goodwill	23,297	20,617
Deferred tax assets	21,210	19,981
Other assets	4,232	4,668
Total assets	$1,154,818	$905,436
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$40,388	$33,780
Accrued compensation	49,486	39,515
Deferred revenue and other contract liabilities, current	33,106	32,105
Other current liabilities	24,627	24,254
Total current liabilities	147,607	129,654
Other liabilities	38,146	51,757
Total liabilities	185,753	181,411
Commitments and contingencies
Stockholders’ equity:
Common stock	53	52
Treasury stock	(489,026)	(472,536)
Additional paid-in capital	533,164	461,494
Accumulated other comprehensive loss	(6,199)	(2,941)
Retained earnings	931,073	737,956
Total stockholders’ equity	969,065	724,025
Total liabilities and stockholders’ equity	$1,154,818	$905,436

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017 As Adjusted	December 29, 2018	December 30, 2017 As Adjusted
Revenue:
Product	$221,413	$196,353	$829,874	$738,242
Royalty and other revenue	1,719	11,586	28,415	52,006
Total revenue	223,132	207,939	858,289	790,248
Cost of goods sold	74,801	69,287	283,397	268,216
Gross profit	148,331	138,652	574,892	522,032
Operating expenses:
Selling, general and administrative	74,693	77,832	289,456	276,292
Research and development	19,807	16,094	76,967	61,953
Litigation settlement, award and/or defense costs	(75)	—	425	—
Total operating expenses	94,425	93,926	366,848	338,245
Operating income	53,906	44,726	208,044	183,787
Non-operating expense	(1,652)	(694)	(5,732)	(2,013)
Income before provision for income taxes	55,558	45,420	213,776	185,800
Provision for income taxes	8,624	53,155	20,233	61,011
Net income (loss)	$46,934	$(7,735)	$193,543	$124,789
Other comprehensive gain (loss), net of tax:
Foreign currency translation gains (losses)	(382)	(184)	(3,258)	4,201
Unrealized loss on marketable securities	—	—	—	(115)
Total comprehensive income (loss)	$46,552	$(7,919)	$190,285	$128,875

Net income per share:
Basic	$0.88	$(0.15)	$3.70	$2.42
Diluted	$0.83	$(0.15)	$3.45	$2.23

Weighted-average shares used in per share calculations:
Basic	53,043	51,656	52,296	51,516
Diluted	56,449	55,595	56,039	55,874
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Cost of goods sold	$94	$94	$334	$351
Selling, general and administrative	6,081	4,588	21,391	13,272
Research and development	1,547	1,313	5,692	3,564
Total	$7,722	$5,995	$27,417	$17,187

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Twelve Months Ended
	December 29, 2018	December 30, 2017
Cash flows from operating activities:
Net income	$193,543	$124,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,127	20,061
Stock-based compensation	27,417	17,187
Loss on disposal of equipment, intangibles and other assets	949	522
Provision for doubtful accounts	(439)	251
Provision for amount due from former foreign agent	(2,016)	10,477
(Benefit) provision from deferred income taxes	(8,274)	17,276
Changes in operating assets and liabilities:
Decrease (increase) in trade accounts receivable	10,826	(19,772)
Increase in inventories	(1,885)	(24,014)
Decrease (increase) in other current assets	3,843	(2,908)
Increase in deferred cost of goods sold	(17,935)	(14,102)
Increase in prepaid income taxes	—	(2,498)
Decrease (increase) in other assets	407	(10,771)
Increase (decrease) in accounts payable	5,211	(4,057)
Increase (decrease) in accrued compensation	10,195	(4,292)
Increase (decrease) in deferred revenue and other contract liabilities	1,420	(13,295)
Decrease in income taxes payable	(1,208)	(72,087)
Increase in other current liabilities	3,923	5,282
(Decrease) increase in other liabilities	(7,577)	28,013
Net cash provided by operating activities	239,527	56,062
Cash flows from investing activities:
Purchases of property and equipment	(17,126)	(43,684)
Increase in intangible assets	(5,557)	(3,079)
Business combination, net of cash acquired	(3,922)	—
Acquisitions of equity investments	—	(1,145)
Other	453	—
Net cash used in investing activities	(26,152)	(47,908)
Cash flows from financing activities:
Proceeds from issuance of common stock	44,748	62,205
Repurchases of common stock	(18,478)	(66,272)
Other	(490)	(71)
Net cash provided by (used in) financing activities	25,780	(4,138)
Effect of foreign currency exchange rates on cash	(1,997)	3,269
Net increase in cash, cash equivalents and restricted cash	237,158	7,285
Cash, cash equivalents and restricted cash at beginning of period	315,483	308,198
Cash, cash equivalents and restricted cash at end of period	$552,641	$315,483